* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the Securities and Exchange Commission.

AMENDMENT TO DISTRIBUTION AGREEMENT

This AMENDMENT TO DISTRIBUTION AGREEMENT (this "Amendment') is made and entered into as of December 13 2006, by and among SKINVISIBLE PHARMACEUTICALS, INC., a Nevada corporation ("Skinvisible"), DERMAL DEFENSE, INC., a Nevada corporation ("DDI”) and JD NELSON & ASSOCIATES, LLC, an Ohio limited liability company ("JDN") (Skinvisible, DIM and JDN are collectively referred to as the "Parties").

RECITALS
WHEREAS, Skinvisible and DDI previously entered into a Distribution Agreement (the "Agreement") dated as of February 21, 2005 whereby Skinvisible granted DDI the right to manufacture, distribute, market, sell and promote the Product throughout the Territory;

WHEREAS, pursuant to the terms of the Agreement, DDI appointed JDN as a sub-distributor under the Agreement as documented by the Distribution Agreement (the "JDN Agreement") between DDI and JDN dated as of April 28, 2005;

WHEREAS, DDI and JDN have amended and restated the terms of the JDN Agreement in its entirety pursuant to the Amended and Restated Distribution Agreement (the "Amended JDN Agreement") dated as of July 1, 2006; and

WHEREAS, the Parties wish to enter into this Amendment to amend the terms of the Agreement as provided herein and to grant certain rights and to impose certain obligations upon JDN as provided herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

AGREEMENTS

1.	Incorporation of Recitals. The Parties acknowledge that the foregoing Recitals are true and correct and are incorporated herein as material terms of this Amendment.

2.	Definitions. Capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.

3.	Definition of Product. Section 1.5 of the Agreement is amended and restated in its entirety as follows:

"Product" means Skinvisible's proprietary antimicrobial hand sanitizer product incorporating the active ingredient Triclosan and any the other active ingredients included in the US FDA Monograph (see Schedule A), exclusive of Chlorhexidine, gltuconate or iodine or any combinations of iodine or
Chlorhexidine gluconate or Chlorhexidine.
.

4.	Exclusivity.

 4.1  Skinvisible. Skinvisible agrees and acknowledges that so long as the Agreement is in effect it shall not market or sell, or grant a Party other than DDI the right to market and sell, within the Territory the Product.

 4.2  DDI.  DDI agrees and acknowledges that so long as the Amended JDN Agreement is in effect it shall not market or sell, or grant a Party other than JDN the right to market and sell, within the Territory the Product. Skinvisible hereby consents to the grant of exclusivity by DDI to JDN as provided in this Section 4.2.

5.	Royalty Obligations of DDI. *

6.	Royalty Payment by JDN. *

7.
Rights and Obligations of JDN. The Parties agree and acknowledge that JDN shall be permitted to manufacture the Product as such right is granted to DDI pursuant to the Agreement as amended by this Amendment. JDN shall be entitled to transact directly with Skinvisible for ordering and payment related to raw materials such as polymer and related supplies. JDN shall be entitled to negotiate directly with Skinvisible for the pricing of raw materials and supplies. JDN shall be responsible for the payment for all JDN purchases from Skinvisible- The rights granted to JDN are limited to those explicitly set forth in this Section 7, JDN agrees and acknowledges that:

7.1 JDN shall indemnify and hold DDI and Skinvisible harmless for any breach by
JDN of the Agreement or this Amendment;

* The confidential portion has been omitted and filed separately with the Securities and Exhange Commission

7.2  Other than negotiations with Skinvisible regarding pricing of raw materials, supplies or the Product, JDN shall not enter into any Agreement with Skinvisible amending any provision of the Agreement or Amendment without the prior written approval of DDI.

7.3  A breach by JDN of this Section 7, the Agreement or this Amendment shall be deemed a breach by JDN of the Amended JDN Agreement which shall entitle DDI to exercise all of DDI's rights under the Amended JDN Agreement.

7.4  A breach by JDN of this Section 7, the Agreement or this Amendment shall entitle Skinvisible to exercise its remedies under the Agreement against JDN including a termination of the rights granted to JDN under the Amended JDN Agreement and this Amendment; provided however, a breach by JDN shall not be deemed a breach by DDI of its obligations under the Agreement or the Amendment. Notwithstanding any rights that Skinvisible may have against JDN for any breach of this Section 7, DDI shall be primarily liable and Skinvisible shall be entitled to recover any damages incurred as a result of a breach by JDN of the provisions of this Section 7.

8.
Notice of JDN Breach. Skinvisible agrees that it shall notify DDI of any breach by JDN of the Agreement and/or this Amendment, including without limitation the obligation to pay royalty fees pursuant to Section 6.

9.	Miscellaneous.

9.1  Controlling Language, Reaffirmation. To the extent any term(s) or condition(s) in the Agreement shall contradict or be in conflict with the amended terms as set forth in this Amendment, such terms and conditions are hereby deemed modified and amended accordingly, upon the effective date hereof, to reflect the terms as so amended herein. All terms of the Agreement, as amended hereby, shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Parties hereto. As of the date of this Amendment, the Parties herein restate, ratify and reaffirm each and every term and condition set forth in the Agreement and the Amended JDN Agreement as amended herein. There are no other changes to the Agreement and the Amended JDN Agreement except for the changes specifically set forth herein. Notwithstanding the foregoing, each Party acknowledges and agrees that in addition to amending certain terms and conditions of the Agreement and the Amended JDN Agreement, this Amendment restates certain terms and conditions previously set forth in the Agreement and the Amended JDN Agreement. Any terms or conditions set forth in the Agreement and the Amended JDN Agreement that are nut specifically amended or modified by this Amendment, even if not specifically restated herein, shall remain binding on the Parties hereto.

9.2  Consent to Amendments.  The provisions of this Amendment may be amended only by the written agreement of all of the Parties hereto. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any provisions or conditions of this Amendment must he made in writing and will be effective only to the extent specifically set forth in such writing. No Party may assign its rights hereunder without written consent of the other Parties, and no such assignment shall relieve a Party of its obligations hereunder.

9.3  Severability. Whenever possible, each provision of this Amendment will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Amendment.

9.4  Binding Effect. This Amendment will be binding upon and inure to the benefit of and be enforceable against the Parties hereto and their respective heirs, legal representatives, successors and assigns.

9.5  Governing Law. This Amendment will in all respects be governed by, and enforced and interpreted in accordance with the substantive law of, without regard to the law of conflicts of the State of Nevada. Any dispute arising from or related to this Amendment shall be decided by the courts sited in Clark County, Nevada, to the exclusion of all other venues.

9.6 Headings. Section and article headings used in this Amendment have no legal significance and are used solely for convenience of reference,

9.7  Counterparts. This Amendment may be executed in counterparts, each which will he deemed an original and all of which, taken together, will constitute one instrument.

9.8 Attorneys Fees. The prevailing Party in any action brought pursuant to this
Amendment shall be entitled to recover its reasonable attorneys' fees and court costs.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

SKINVISIBLE PHARMACEUTICALS, INC.
/s/ Terry Howlett
By: Terry Howlett
Its. President

DERMAL DEFENSE, INC.

/s/ G. Michael Cronk
By: G. Michael Cronk
Its: President & CEO

JD NELSON & ASSOCIATES, LLC

/s/ J. Douglas Nelson
By: J. Douglas Nelson
Its: President

"SCHEDULE A"

21 CFR Part 333

[Docket No. 75N-183H]
RIN 0910-AA01

Topical Antimicrobial Drug Products for Over-the-Counter Human Use

The following charts are included as a summary of the categorization of health-care antiseptic active ingredients proposed by the agency.

Topical Antimicrobial Ingredients\1\ Summary of Health-Care Antiseptic Active Ingredients

Active ingredient	Patient preoperative skin preparation	*Antiseptic handwash or* health-care personnel handwash	Surgical hand scrub
Alcohol 60 to 95 percent\2\....	I	I	I
Benzalkonium chloride.........	IIIE	IIISE\4\	IIISE
Benzethonium chloride.	IIIE	IIISE	IIISE
Chlorhexidine gluconate\2\.....	(<SUP>5)	(<SUP>5)	(<SUP>5)
Chloroxylenol.................	IIIE	IIISE	IIISE
Cloflucarban..................	II	IIISE	II
Fluorosalan...................	II	II	II
Hexachlorophene...............	II	II	II
Hexylresorcinol...............	IIIE	IIIE	IIIE
Iodine Active ingredients:			
Iodine complex (ammonium ether sulfate and polyoxyethylene sorbitan monolaurate)\2\	NA	IIIE	IIIE
Iodine complex (phosphate ester of alkylaryloxy polyethylene glycol).	IIIE	IIIE	IIIE
Iodine tincture U.S.P......	I	NA	NA
Iodine topical solution U.S.P.	I	NA	NA
Nonylphenoxypoly (ethyleneoxy) ethanoliodine.	IIIE	IIIE	IIIE
Poloxamer-iodine complex...	IIIE	IIIE	IIIE
Povidone-iodine 5 to 10 percent.	I	I	I
Undecoylium chloride iodine complex.	IIIE	IIIE	IIIE
Isopropyl alcohol 70-91.3 percent\2\	I	IIIE	IIIE
Mercufenol chloride\2\.....	IIIE	NA	NA
Methylbenzethonium chloride	IIIE	IIISE	IIISE
Phenol (less than 1.5 percent).	IIIE	IIISE	IIISE
Phenol (greater than 1.5 percent).	II	II	II